UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 13, 2004 (March 31, 2004)

Wellsford Real Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12917	13-3926898

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue, New York, New York		10022

(Address of Principal Executive Office)		(Zip Code)

(212) 838-3400

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On April 13, 2004, Wellsford Real Properties, Inc. (the “Company”) announced that Wellsford/Whitehall Group, L.L.C. (“WWG” or the “Venture”) a joint venture among the Company, the Whitehall Funds (“Whitehall”) and a New England family, completed the sale of a 145,000 square foot building in Columbia, Maryland, for $18.4 million to an affiliate of Wells Fargo Bank, a major tenant in that building. The sales proceeds after expenses and the repayment of $6.9 million of related debt, amounted to approximately $10.5 million which will be utilized by the Venture for working capital purposes.

Separately, the Venture executed an amended agreement extending its existing $106 million loan with General Electric Capital Corporation to December 31, 2006. The loan is collateralized by eight office properties in New Jersey and one in Massachusetts. The loan also provides for additional funding, aggregating $16 million through December 31, 2005, for certain capital improvements for the collateralized properties.

The Venture also announced the signing of a 147,000 square foot lease at its 400 Atrium Drive building in Somerset, New Jersey. The 7 ½ year lease is with CitiStreet, a joint venture between Citigroup and State Street Bank. Occupancy will take place in 2005.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits
	99.1	Press release issued April 13, 2004 reporting that Wellsford/Whitehall Group, L.L.C. completed the sale of a 145,000 square foot office building in Columbia, Maryland, executed an amended agreement extending its $106 million loan with General Electric Capital Corporation to December 31, 2006 and signed a 147,000 square foot lease with CitiStreet at the Venture’s 400 Atrium Drive property in Somerset, New Jersey.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLSFORD REAL PROPERTIES, INC.

By:	/s/ James J. Burns James J. Burns Senior Vice President, Chief Financial Officer

Date:        April 13, 2004

EXHIBIT 99.1

WELLSFORD REAL PROPERTIES, INC.
535 MADISON AVENUE 26TH FLOOR, NEW YORK, NY 10022
212-838-3400            FAX 212-421-7244

FOR IMMEDIATE RELEASE:

WELLSFORD/WHITEHALL GROUP, L.L.C. COMPLETES SALE OF BUILDING,
OBTAINS LOAN EXTENSION AND ENTERS INTO SIGNIFICANT LEASE

NEW YORK, April 13, 2004, Wellsford Real Properties, Inc. (AMEX: WRP) announced today that Wellsford/Whitehall Group, L.L.C. (“WWG” or the “Venture”) a joint venture among WRP, the Whitehall Funds (“Whitehall”) and a New England family, completed the sale of a 145,000 square foot building in Columbia, Maryland, for $18.4 million to an affiliate of Wells Fargo Bank, a major tenant in that building. The sales proceeds after expenses and the repayment of $6.9 million of related debt, amounted to approximately $10.5 million which will be utilized by the Venture for working capital purposes.

Separately, the Venture executed an amended agreement extending its existing $106 million loan with General Electric Capital Corporation to December 31, 2006. The loan is collateralized by eight office properties in New Jersey and one in Massachusetts. The loan also provides for additional funding, aggregating $16 million through December 31, 2005, for certain capital improvements for the collateralized properties.

The Venture also announced the signing of a 147,000 square foot lease at its 400 Atrium Drive building in Somerset, New Jersey. The 7 ½ year lease is with CitiStreet, a joint venture between Citigroup and State Street Bank. Occupancy will take place in 2005.

WRP is a real estate merchant banking firm headquartered in New York City, which acquires, develops, finances and operates real properties and organizes and invests in private and public real estate companies. WRP has a 32.59% interest in WWG.

Whitehall is a private equity fund managed by The Goldman Sachs Group Inc.

Press Contact:	Mark P. Cantaluppi Wellsford Real Properties, Inc. Vice President - Chief Accounting Officer & Director of Investor Relations (212) 838-3400

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